UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2007

Simon Property Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 W. Washington Street

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (317) 636-1600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01             REGULATION FD DISCLOSURE

On April 25, 2007, Simon Property Group, Inc. (the “Company”) provided information to Institutional Shareholders Services (“ISS”) in connection with the proxy analysis prepared by ISS with respect to the Company’s 2007 annual meeting of stockholders.

The Company’s proxy statement for the meeting indicates that the Board of Directors determined that J. Albert Smith, Jr., a nominee for election as director, was “independent” within the meaning of the New York Stock Exchange listing rules and the categorical standards of independence the Company had previously established.  The proxy statement also explained that, in making this determination, the Board expressly considered the relationships between the Company and JP Morgan Chase, Inc. (“JP Morgan Chase”).  Mr. Smith is employed in the private banking area of JP Morgan Chase’s commercial banking affiliate.

ISS was provided the following additional information concerning this relationship:

The Company did not pay JP Morgan Chase or any of its affiliate any fees for investment banking or financial advisory services in 2006.  JP Morgan Securities, Inc., the investment banking entity within JP Morgan Chase, acted as a joint bookrunner and part of a syndicate of eight (8) underwriters for an offering of senior unsecured notes made by Simon Property Group, L.P., in August 2006.  This was one of three similar offerings in 2006.  In Mr. Smith’s capacity as a managing director in the personal banking area, he is not employed by JP Morgan Securities, Inc., does not personally provide investment banking services, was not responsible for initiating or administering the relationship between JP Morgan Securities, Inc. and the Company, and did not receive any financial or other personal benefit, directly or indirectly, with respect to or as a consequence of, the position of JP Morgan Securities, Inc. as an underwriter in that offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 27, 2007

SIMON PROPERTY GROUP, INC.

By:	/s/ Stephen E. Sterrett
Stephen E. Sterrett
Executive Vice President and
Chief Financial Officer